Exhibit 10.25

LOVl!SAC Designed for Life Furniture Co determined by the Compensation Committee. The payment, amount, and terms and conditions of an annual bonus are at the discretion of the Compensation Committee and not guaranteed. • Inaugural Cash Award. You will receive a one-time cash award of $50,000 ("Cash Award") payable to you within thirty days of your Start Date. If your employment with the Company is terminated for cause or due to voluntary resignation prior to the two year anniversary of your Start Date, you shall be required to repay the Company the after-tax value of the Cash Award within thirty days of your date of termination. Equity Awards. You will receive an Inaugural Equity Award and also be eligible to receive an Annual Equity Award pursuant to the terms of our Second Amended and Restated 2017 Equity Incentive Plan ("2017 Plan") and long-term performance award ("LTPA") program. Your Inaugural Equity Award and Annual Equity Award will consist of restricted stock units of which 50% will be subject to performance based vesting conditions ("PRSUs") and 50% subject to time-based vesting conditions ("RSUs"). PRSUs are eligible to vest based on Lovesac's performance relative to metrics and targets set by the Compensation Committee for the fiscal year. RSUs vest in equal installments over a certain time frame. You are also eligible to receive an annual award comprised exclusively of PRSUs under our LTPA program. Your LTPA is eligible to vest based upon Lovesac's achievements relative to accelerated performance targets set by the Compensation Committee for a specific performance period. Vested PRSUs and RSUs are settled in shares of Lovesac common stock and issued to you per the following schedule subject to your continued employment through the payout date. A summary of additional terms is below: Type Grant Date Value Inaugural On or about your start date $450,000 Annual* Discretionary award $450,000 opportunity to be made LTPA* annually after 10-K filing $600,000 Vesting Schedule PRSUs and RSUs 3 equal installments on anniversary of grant date 3 equal installments on anniversary of grant date 1 installment upon achieving LTPA targets *These award terms, values and vesting schedules are subject to change as determined by the Compensation Committee in its sole discretion. The specific terms of your equity awards will be set forth in equity award agreements, and subject to the terms of the 2017 Plan and LTPA program. • Paid Time Off. You will receive up to 4 weeks of paid time off, prorated from the beginning of the fiscal year to start accruing following 30 days of employment. • Medical, Dental and Vision Benefits. You are eligible to enroll in a comprehensive benefits package commencing the pt of the month following 30 days of continuous employment. You will share in the premium cost of your medical, dental and vision benefits through payroll deductions. If you elect continuation of group health benefits under COBRA prior to your Start Date, the Company shall reimburse you the premium cost associated with such election. • Life and Accidental Death and Dismemberment Insurance. The Company will provide you with Life insurance and Accident Death and Dismemberment (AD&D) insurance each of which shall be equal to one time your annual base salary at no cost to you. Enrollment in both the Life and AD&D insurance programs are automatic upon commencement of employment and effective the 1st of the month Exhibit 10.25

LOVl!SAC Designed for Life Furnit ire Co following your date of hire. Supplemental life insurance options are available to you at your sole cost and expense. Short-Term and long-Term Disability Coverage. You are eligible for short-term disability and long term disability coverage commencing the 1 st of the month following your Start Date. These plans provide you with partial salary continuation in the event of disability due to a qualifying illness or injury. • 401(K). You are eligible to enroll in our 401(K) program managed by Voya Financial commencing the first of the month following 30 days of continuous employment. Lovesac has currently elected to match 100% of the first 4% of pay that you contribute to the plan. Employee Discount. After 30 days of employment, you are eligible for a 40% discount on all full-price, non-discounted Lovesac merchandise. The availability and amount of employee product discounts are subject to change in the Company's discretion. Employee Assistance Program (EAP). Lovesac provides all employees with an EAP to assist employees with personal issues or other concerns that may affect their family, health and job performance. The EAP provides consultation and evaluation services for referrals. EAP services are 100% paid for by Lovesac. Please be advised that your offer and start date are contingent upon satisfactory completion of references and a background check. You agree to sign any necessary consent forms related to such checks. During your employment, you will be subject to all of the policies, rules, and regulations applicable to the Company's employees, as they currently exist and subject to any future modifications in the Company's discretion, including, without limitation, maintaining as confidential, proprietary information of the Company. The requirement that you maintain as confidential, proprietary information of the Company shall e)(tend beyond the termination of your i::mployment. By signing below, you acknowledge, represent, and warrant to the Company that you are not now under any obligation of a contractual nature to any person, business, or other entity which is inconsistent or in conflict with this letter or which would prevent you from performing your obligations for the Company. This letter is a summary of the principal terms of our employment offer and supersedes any prior or subsequent oral or written representations regarding the terms of potential employment with the Company. The terms of this offer are qualified in their entirety by all underlying plan documents and policies which are available upon request. By signing below, you acknowledge that you are not relying on any representations other than those set forth in this letter. If the terms set forth in this letter are acceptable to you, please sign and date this letter and return it to Mary Fox. h ove ac Comp,m Exhibit 10.25

Exhibit 10.25